As filed with the Securities and Exchange Commission on December 18, 1995
                                                    Registration N. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
                              BOOLE & BABBAGE, INC.
             (Exact name of registrant as specified in its charter)
                             ----------------------
        Delaware                                       94-1651571
-------------------------                 --------------------------------------
(State  of Incorporation)                 (I.R.S.  Employer  Identification No.)

                             ----------------------

                                3131 Zanker Road
                           San Jose, California 95134
                                 (408) 526-3000
    -----------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                             ----------------------

                        1986 Incentive Stock Option Plan
                      1986 Supplemental Stock Option Plan
            -------------------------------------------------------
                            (Full title of the plans)

                                 Paul E. Newton
                      President and Chief Executive Officer
                              Boole & Babbage, Inc.
                                3131 Zanker Road
                           San Jose, California 95134
                                 (408) 526-3000
 -----------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
                             Alan C. Mendelson, Esq.
                    Cooley Godward Castro Huddleson & Tatum
                             Five Palo Alto Square
                                 (415) 843-5000

                             ----------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================
   TITLE OF                 PROPOSED MAXIMUM  PROPOSED MAXIMUM
SECURITIES TO   AMOUNT TO    OFFERING PRICE  AGGREGATE OFFERING    AMOUNT OF
BE REGISTERED BE REGISTERED    PER SHARE(1)       PRICE (1)    REGISTRATION  FEE
--------------------------------------------------------------------------------
Stock Options
 and Common      900,000     $16.50-$23.875    $18,128,609.41      $6,251.29
 Stock (par
 value $.001)
================================================================================
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the high and low sales prices of Registrant's Common Stock on December 12, 1995 as reported on the Nasdaq National Market System and (b) the actual exercise price for stock options issuable upon exercise where exercise price is known. The following chart shows the calculation of the registration fee:


                                                OFFERING
                                NUMBER OF       PRICE PER         AGGREGATE
TYPES OF SHARES                 SHARES          SHARE             OFFERING PRICE

Common Stock issuable upon
exercise of options for which
exercise price is unknown       306,375         $23.875           $ 7,314,703.13

                                352,500         $16.50            $ 5,816,250.00
Common Stock issuable upon      119,250         $20.00            $ 2,385,000.00
exercise of options for          38,250         $20.2067          $   772,906.28
which exercise price is known    83,625         $22.00            $ 1,839,750.00
                                                                  --------------
                                                                  $18,128,609.41

                                                                  x    .00034483
                                                                  --------------
                                                                  $     6,251.29


(2) 1,800,000 shares reserved for issuance under the 1986 Incentive Stock Option Plan and the 1986 Supplemental Stock Option Plan (the "Plans") were registered on Form S-8 Registration Statement No. 33-13837 filed on April 29, 1987; an additional 1,350,000 shares reserved for issuance under the Plans were registered on Form S-8 Registration Statement No. 33-39248 filed on March 5, 1991; an additional 810,000 shares reserved for issuance under the Plans were registered on Form S-8 Registration Statement No. 33-55588 filed on December 10, 1992.
================================================================================
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 900,000 shares of the Company's Common Stock to be issued pursuant to the Company's 1986 Incentive Stock Option Plan, as amended, and the 1986 Supplemental Stock Option Plan, as amended (the "Plans"). The Registration Statements on Form S-8 previously filed with the Commission relating to the Plans (File Nos. 33-13837, 33-39248 and 33-55588) are incorporated by reference herein.

ITEM 8. EXHIBITS.

Exhibit
Number
------
5.1    Opinion of Cooley Godward Castro Huddleson & Tatum.

23.1   Consent of Ernst & Young LLP,  independent  auditors.

23.2   Consent of Cooley Godward Castro Huddleson & Tatum. Reference  is made to
       Exhibit 5.1.

24     Power of Attorney.  Reference is made to the signature page.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 14, 1995.

                                             BOOLE & BABBAGE, INC.

                                             By:  /s/  Paul E. Newton
                                                -------------------------------
                                                  Paul E. Newton, President
                                                  and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Newton and Arthur F. Knapp, Jr., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                  TITLE                               DATE


 /s/ Franklin P. Johnson, Jr.
--------------------------  Director, Chairman of the Board   December 18, 1995
(Franklin P. Johnson, Jr.)


  /s/ Paul E. Newton
 ------------------------  Director, President and Chief      December 18, 1995
    (Paul E. Newton)       Executive Officer (Principal
                           Executive Officer)


 /s/ Arthur F. Knapp, Jr.
 ------------------------   Senior Vice President, Chief      December 18, 1995
  (Arthur F. Knapp, Jr.)    Financial Officer and Secretary
                            (Principal Financial and
                             Accounting Officer)


 -------------------------  Director, Executive Vice          December   , 1995
 (Johannes S. Bruggeling)   President International
                            Operations and President,
                            Boole & Babbage, Europe


  /s/ Raymond E. Cairns
 -------------------------  Director                          December 11, 1995
   (Raymond E. Cairns)


 /s/ Terry R. McGowan
--------------------------  Director                          December 11, 1995
   (Terry R. McGowan)


/s/ Carl H. Reynolds
--------------------------  Director                          December 11, 1995
   (Carl H. Reynolds)

                                  EXHIBIT INDEX

EXHIBIT     DESCRIPTION
NUMBER

 5.1        Opinion of Cooley Godward Castro Huddleson & Tatum

23.1        Consent of Ernst & Young LLP, independent auditors

23.2        Consent of Cooley Godward Castro Huddleson & Tatum.
            Reference is made to Exhibit 5.1


24 Power of Attorney. Reference is made to the signature page